EXHIBIT 23.1.12

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 21, 2014, with respect to the financial statements of ATEL Growth Capital Fund 8, LLC as of December 31, 2013 and 2012, included in the Registration Statement (Post-Effective Amendment No. 2 to Form S-1, No. 333-178629) and Prospectus of ATEL Growth Capital Fund 8, LLC for the registration of 7,500,000 units of limited liability company interest.

/s/ Moss Adams LLP

San Francisco, California

April 24, 2014